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                                                                     EXHIBIT 8.1

                      [Letterhead of Dorsey & Whitney LLP]



June 2, 2000




Ancor Communications, Incorporated
6321 Bury Drive, Suite 13
Eden Prairie, Minnesota  55346-1739

Dear Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form S-4 filed on June 1, 2000 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of Amino Acquisition Corporation, a wholly owned subsidiary of QLogic Corporation, with and into Ancor Communications, Incorporated. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of the Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Joint Proxy Statement/Prospectus included therein (the "Joint Proxy Statement/Prospectus") and such other documents as we have deemed necessary or appropriate.

         We hereby confirm that the discussions in the Joint Proxy Statement/Prospectus under the caption "THE MERGER -- Federal income tax considerations" are a fair and accurate summary of the matters addressed therein, based upon current law and the facts and assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

         We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption "THE MERGER--Federal income tax considerations" in the Joint Proxy
Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,



                                        /s/ Dorsey & Whitney LLP